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                                                                Exhibit 99.27(g)
                                    ARTICLE I

                            PARTIES TO THE AGREEMENT

Reinsurance required by the Ceding Company will be assumed by the Reinsurer as described in the terms of this Agreement.

This is an Agreement solely between the Reinsurer and the Ceding Company. In no instance will anyone other than the Reinsurer or the Ceding Company have any rights under this Agreement, and the Ceding Company is and will remain solely liable to any insured, policy owner, or beneficiary under the Original Policies reinsured hereunder. The Ceding Company agrees that it will not make the Reinsurer a party to any litigation between any such third party and the Ceding Company. The Ceding Company will not use the Reinsurer's name with regard to the Ceding Company's agreements or transactions with these third parties, unless the Reinsurer gives prior approval for the use of its name.

The current general and special policy conditions, the premium schedules, and underwriting guidelines of the Ceding Company, applying to the business covered by this Agreement as set out in the Schedules, will form an integral part of this Agreement. Additions or alterations to any of these conditions or schedules will be reported to the Reinsurer without delay. In the case of significant changes, both parties to the Agreement must agree to the new reinsurance conditions in writing.



                                   ARTICLE II

             COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE

1.       AGREEMENT COMMENCEMENT

         Notwithstanding the date on which this Agreement is signed, this Agreement will take effect from the date shown in the attached Schedule I, and will apply to new business taking effect on and after this date.

2.       AGREEMENT TERMINATION

         This Agreement will be in effect for an indefinite period and may be terminated as to new reinsurance at any time by either party giving ninety (90) days' written notice of termination. The day the notice is mailed to the other party's Home Office, or, if the mail is not used, the day it is delivered to the other party's Home Office or to an Officer of the other party will be the first day of the ninety (90) day period. During the ninety-(90) day period, this Agreement will continue to operate in accordance with its terms.



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3.       POLICY TERMINATION

         If the Policy is terminated by death, lapse, surrender or otherwise, the reinsurance will terminate on the same date. If premiums have been paid on the reinsurance for a period beyond the termination date, refunds will follow the terms as shown in Schedule I.

         If the Policy continues in force without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a Policy provision or a practice of the Ceding Company, the reinsurance will also continue without payment of premium and will terminate on the same date as the Ceding Company's risk terminates.

         If the Policy continues in force because of the operation of an Automatic Premium Loan provision, extended term insurance or other such provision by which the Ceding Company receives compensation for its risk, then the reinsurance will also continue and the Ceding Company will pay the Reinsurer the reinsurance premium for the period to the date of termination.

4.      CONTINUATION OF REINSURANCE

         On termination of this Agreement in accordance with the provisions in Paragraph two of this Article, the reinsurance ceded will remain in force subject to the terms and conditions of this Agreement until their natural expiry, unless otherwise agreed by both parties.


                                   ARTICLE III

                                      SCOPE

1.       RETENTION OF THE CEDING COMPANY

         The type and amount of the Ceding Company's retention on any one life is shown in Schedule I. In determining the amounts at risk in each case, any additional death benefits on the same life will be taken into account, as will the amounts at risk under any other existing policies, at the time of commencement, of the policy ceded under this Agreement.

         The Ceding Company may alter its retention in respect of future new business at any time. The Ceding Company will promptly notify the Reinsurer of such alteration and its effective date.

         All reinsurance to which the provisions of this Agreement apply will be effected in the same currencies as that expressed in the Original Policies and as shown in Schedule I.

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2.       THE REINSURER'S SHARE

         The Reinsurer's Share is as shown in Schedule I.

3.       BASIS OF REINSURANCE

         Plans of insurance listed in Schedule I will be reinsured on the basis described in Schedule I.

4.       REINSURANCE ALLOWANCES

         The Reinsurer will pay to the Ceding Company the reinsurance allowance, if any, as shown in Schedule I. If any reinsurance premiums or installments of reinsurance premiums are returned to the Ceding Company, any corresponding reinsurance allowance previously credited to the Ceding Company, will be reimbursed to the Reinsurer.

5.       PREMIUM RATE GUARANTEE

         Premium Rate Guarantees, if any, are as shown in Schedule I.

6.       POLICY FEES

         Policy fees, if any, are as shown in Schedule I.

7.       TAXES

         Taxes, if any, are shown in Schedule I.

8.       EXPERIENCE REFUND OR PROFIT COMMISSION

         If an experience refund or profit commission is payable under this Agreement, the conditions and formula are as shown in Schedule I.

9.       EXPENSE OF THE ORIGINAL POLICY

         The Ceding Company will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

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                                   ARTICLE IV

                                    COVERAGE

AUTOMATIC PROVISIONS:

For each risk on which reinsurance is ceded, the Ceding Company's retention at the time of issue will take into account both currently issued and previously issued policies.

The Ceding Company must cede and the Reinsurer must automatically accept reinsurance, if all of the following conditions are met for each life:

1.       RETENTION

         The Ceding Company will retain a percentage of the risk for the Plans of Insurance noted in Schedule III up to the Ceding Company's retention limit as noted in Schedule II. If because of previous retention on other plans, retaining this percentage of the risk on these plans will exceed the Ceding Company's retention limit, then the Ceding Company will retain less. Any excess will be split proportionately among the pool; and

2.       PLANS AND RIDERS

         The basic plan or supplementary benefit, if any, is shown in
         Schedule I; and

3.       AUTOMATIC ACCEPTANCE LIMITS

         The underwriting class, age, minimum reinsurance amount, binding amounts and jumbo limits fall within the automatic binding limits as shown in Schedule I; and

4.       UNDERWRITING

         The risk is underwritten according to the Ceding Company's Standard Guidelines; and the Ceding Company has never made facultative application for reinsurance on the same life to the Reinsurer or any other Reinsurer; Automatic reinsurance applies only to insurance applications underwritten by the Ceding Company with conventional underwriting and issue practices that are consistently applied. Conventional underwriting and issue practices are those customarily used and generally accepted by life insurance companies. Some examples of non-customary underwriting practices that are not accepted for automatic reinsurance under this Agreement are guaranteed issue, any form of simplified underwriting, short form applications, any form of non-customary non-medical underwriting limits, or internal or external policy exchanges that do not require conventional underwriting. An example of an unacceptable issue practice is the issuance of a policy that has contestability or suicide clauses with time limitations that are shorter than the maximum allowed by state law; and

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5.        RESIDENCE

         The risk is a resident of the Countries as shown in Schedule I.

If, for a given application, the Ceding Company cannot comply with the automatic reinsurance conditions described above, or if the Ceding Company submits the application to other Reinsurers for their facultative assessment, the Ceding Company can submit this application to the Reinsurer on a facultative basis.

The Reinsurer will be liable for proceeds paid under the Ceding Company's temporary insurance agreement for risks submitted on an automatic basis as noted in Schedule I.

FACULTATIVE PROVISIONS:

The Ceding Company will send copies of the original applications, all medical reports, inspection reports, attending physician's statement, and any additional information pertinent to the insurability of the risk to the Reinsurer.

The Ceding Company will also notify the Reinsurer of any underwriting information requested or received after the initial request for reinsurance is made. For policies, which contain automatic increase provisions, the Ceding Company will inform the Reinsurer of the initial and ultimate risk amounts for which reinsurance is being requested, or in the case of indexed amounts, the basis of the indexing.

On a timely basis, the Reinsurer will submit a written decision to the Ceding Company. In no case will the Reinsurer's offer on facultative submissions be open after 120 days have elapsed from the date of the Reinsurer's offer to participate in the risk. Acceptance of the offer and delivery of the policy according to the rules of the Ceding Company must occur within 120 days of the final reinsurance offer. Unless the Reinsurer explicitly states in writing that the final offer is extended, the offer will be automatically withdrawn at the end of day 120.

The Reinsurer will be liable under the Ceding Company's temporary insurance agreement for risks submitted on a facultative basis as noted in Schedule I.



                                    ARTICLE V

                             ASSIGNMENT OR TRANSFER

Neither this Agreement nor any new or inforce reinsurance under this Agreement, may be sold or assigned in whole or in part by either the Ceding Company or the Reinsurer without the prior written approval of the other party. The Ceding Company and the Reinsurer reserve the right at their option, to terminate their liability for inforce reinsurance, if written approval is not obtained.


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                                   ARTICLE VI

                                    LIABILITY

The liability of the Reinsurer for all claims within automatic coverage and all claims arising after facultative acceptance as described in Article IV, will commence simultaneously with that of the Ceding Company and will cease at the same time as the liability of the Ceding Company ceases.



                                   ARTICLE VII

                             RETENTION AND RECAPTURE

If the Ceding Company changes its limit of retention as shown in Schedule I, written notice of the change will promptly be given to the Reinsurer. At the option of the Ceding Company, a corresponding reduction may be made in the reinsurance in force under this Agreement, on all lives, on which the Ceding Company has maintained its maximum limit of retention, provided that all eligible business is reduced on the same basis. The Ceding Company may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance inforce in accordance with the following rules:

1. The policy has been reinsured under this Agreement and in force for the minimum period shown in Schedule I.

2. Recapture will become effective on the policy anniversary date following written notification of the Ceding Company's intent to recapture.

3. The Ceding Company retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued under this Agreement and in accordance with Schedule I.

4. All reinsurance eligible for recapture, under the provisions of this Article, must be recaptured.

5. If there is reinsurance with other reinsurers on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.

Special recapture on facultative business may be allowed under mutually agreed upon terms and conditions.


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                                  ARTICLE VIII

                       REINSURANCE PREMIUMS AND ALLOWANCES

1.       LIFE REINSURANCE

         Premiums for Life and Supplemental Benefit reinsurance will be as shown in Schedule I.

2.       SUBSTANDARD PREMIUMS

         Premiums will be increased by any (flat) extra premium as shown in
         Schedule I, charged the insured on the face amount reinsured. Additional substandard table extra's increased on a per table basis are based upon the current net amount at risk.

3.       SUPPLEMENTAL BENEFITS

         The Reinsurer will receive a proportionate share of any premiums for additional benefits as shown in Schedule I, as well as for any extra premiums the Ceding Company may collect for the coverage of special risks (traveling, climate, occupation, etc.).


                                   ARTICLE IX

                                    RESERVES

Reserve requirements of the Ceding Company, if any, are as shown in Schedule I.


                                    ARTICLE X

                           TERMINATIONS AND REDUCTIONS

1. If insurance reinsured under this Agreement is terminated, the reinsurance for the individual risk involved will be terminated on the effective date of termination.

2. The Ceding Company will reduce the reinsurance by applying the retention limits which were in effect at the time the policy was issued. The "reinsurance adjustment due to lapse or reduction of previous insurance" will be effective on the same date as the lapse or reduction of prior insurance.


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3.   The reinsurance to be terminated or reduced will be determined in chronological order beginning with the earliest reinsured policy date. Two or more policies issued on the same date will be considered one policy.

4. If a facultative policy reinsured under this Agreement is reduced, the reinsurance for the individual risk involved will be reduced proportionately on the effective date of reduction.

5. If the reinsurance amount is reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.



                                   ARTICLE XI

                               POLICY ALTERATIONS

1.   INCREASES

     Non-contractual Increases: If the amount of insurance is increased as a result of a non-contractual change, the increase will be considered new reinsurance under this Agreement and will be underwritten by the Ceding Company in accordance with its customary standards and procedures. If reinsurance is on a first dollar quota share basis, the Ceding Company and the Reinsurer will share the increased amount proportionately. Once the Ceding Company's maximum retention has been reached, the remaining amount will be reinsured on an excess basis. The Reinsurer's approval is required if the original policy was reinsured on a facultative basis or if the new amount will cause the reinsured amount on the life to exceed either the Automatic Binding Limits or the Jumbo Limit shown in Schedule VI.

     Contractual Increases: For policies reinsured on an automatic basis, reinsurance on net amount at risk increases resulting from contractual policy provisions will be accepted up to the Automatic Binding Limits shown in Schedule VI. For policies reinsured on a facultative basis, reinsurance will follow the parameters outlined in the Reinsurer's facultative offer. Reinsurance premiums for contractual increases will be on a point in scale basis from the original issue age of the policy.






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2.   REINSTATEMENT

     Any policy originally reinsured on an automatic basis in accordance with the terms and conditions of this Agreement by the Ceding Company may be automatically reinstated with the Reinsurer as long as the policy is reinstated in accordance with the terms and rules of the Ceding Company. Any reinstatement originally reinsured with the Reinsurer on a facultative basis that requires underwriting will be submitted with the underwriting requirements and approved by the Reinsurer before it is reinstated, except when the policy is reinstated via quick reinstatement practices. The Ceding Company will pay the Reinsurer its share of amounts collected or charged for the reinstatement of such policies.

3.   EXTENDED TERM AND REDUCED PAID-UP ADDITIONS

     Extended Term: If the original policy lapses and extended term insurance is elected under the terms of the policy, reinsurance will continue on the same basis as under the original policy until the expiry of the extended term.

     Reduced Paid-Up: If the original policy lapses and reduced paid-up insurance is elected under the terms of the policy, the amount reinsured will be reduced. If the amount of reduction exceeds the risk amount reinsured, the reinsurance on the policy will be terminated. If reinsurance is on a first-dollar quota share basis, the amount reinsured and the amount retained will be reduced proportionately. The reinsurance premiums will be calculated in the same manner as reinsurance premiums were calculated on the original policy.

4.   EXCHANGES, ROLLOVERS OR CONVERSIONS

     An exchange, rollover or conversion is a new policy that replaces a policy which was issued earlier by the Ceding Company and reinsured by the Reinsurer under this Agreement or a change in an existing policy that is issued or made either:

       1.   Under the terms of the original policy; or,

       2. Without the same new underwriting information the Ceding Company would obtain in the absence of the original policy;

       3. Without a suicide exclusion period, or contestable period of equal duration, to those contained in new issues by the Ceding Company; or

       4. Without the payment of the same allowances in the first year, that the Ceding Company would have paid in the absence of the original policy.


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         Conversions and Rollovers: The Reinsurer will continue to reinsure policies resulting from the contractual conversion of any policy reinsured under this Agreement, in an amount not to exceed the original amount reinsured.

         If the plan to which the original policy is converting is reinsured by the Reinsurer, either under this Agreement or under a different Agreement, reinsurance premium rates for the resulting converted policy will be those contained in the Agreement that covers the plan to which the original policy is converting. However, if the new plan is not reinsured by the Reinsurer, reinsurance premiums for a policy resulting from a contractual conversion will use the rates shown in Schedule V. Reinsurance Premiums and any allowances for conversions will be on a point in scale basis from the original issue age of the policy.

         If the conversion results in an increase in the risk amount, the increase will be underwritten by the Ceding Company in accordance with its customary standards and procedures. The Reinsurer will accept such increases, subject to the new business provisions of the Agreement the increase falls under. Reinsurance premiums and any allowances for increased risk amounts will be first year premiums at the agreed upon premium rate.

         An original date policy reissue will not be treated as a continuation of the original policy. It will be treated as a new policy and the original policy will be treated as Not Taken. All premiums previously paid to the Reinsurer for the original policy will be refunded to the Ceding Company. All premiums will be due on the new policy from the original issue date of the old policy.

5.   UNDERWRITING CLASSIFICATION

     The Ceding Company may reduce the mortality rating, change the tobacco usage or preferred classification on automatic reinsurance. The Ceding Company will notify the Reinsurer of this change. For facultative business, the Ceding Company will be subject to and reinsured under the facultative provisions in Article IV, except for tobacco usage changes. The Reinsurer will accept the Ceding Company's tobacco usage reconsideration practices and decisions.

6.   UNDERWRITTEN POLICY WITHDRAWAL

     Underwritten policy withdrawals reinsured on an automatic or facultative basis will be underwritten by the Ceding Company. This type of policy change will not exceed the original face amount reinsured. The increase in net amount at risk will not receive first year select YRT reinsurance premium rates. Rates will remain point in scale.


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                                   ARTICLE XII

                  POLICY ADMINISTRATION AND PREMIUM ACCOUNTING

1.       ACCOUNTING PERIOD AND PREMIUM DUE

         The Ceding Company will submit accounts to the Reinsurer, for reporting new business, alterations, terminations, renewals, claims, and premium due, as shown in Schedule I.

2.       ACCOUNTING ITEMS

         The accounts will contain a list of premiums due for the current accounting period, explain the reason for each premium payment, show premium subtotals adequate to use for premium accounting, including first year and renewal year premiums and allowances. The account information should provide the ability to evaluate retention limits, premium calculations and to establish reserves.

3.       REINSURANCE ADMINISTRATION REQUIREMENTS

         Reinsurance Administration Requirements are as shown in Schedule I.

4.       PAYMENT OF BALANCES

         The Ceding Company will pay any balance due the Reinsurer, at the same time as the account is rendered, but in all cases, by the Accounting and Premium Due frequency as shown in Schedule I. The Reinsurer will pay any balance due the Ceding Company, at the same time as the account is confirmed, however, at the latest, within thirty (30) days after receipt of the statement of account. Should the Reinsurer be unable to confirm the account in its entirety, the confirmed portion of the balance will be paid immediately. As soon as the account has been fully confirmed the difference will be paid immediately by the debtor. All balances not paid within thirty (30) days of the due date shown on the statement will be in default.



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5.       BALANCES IN DEFAULT

         The Reinsurer will have the right to terminate this Agreement, when balances are in default, by giving ninety (90) days' written notice of termination to the Ceding Company. As of the close of the last day of this ninety- (90) day notice period, the Reinsurer's liability for all risks reinsured under the default statements will terminate. The first day of this ninety (90) day notice of termination, resulting from default as described in paragraph four of this Article, will be the day the notice is received in the mail by the Ceding Company, or if the mail is not used, the day it is delivered to the Ceding Company. If all balances in default are received within the ninety- (90) day time period, the Agreement will remain in effect. The interest payable on balances in default is stipulated as shown in Schedule I.

         The Ceding Company will not force termination under the provisions of this section to avoid the recapture requirements or to transfer the block of business to another Reinsurer.

6.       OFFSET

         Any amounts due, by either of the parties to this Agreement, whether they arise out of this Agreement, or out of any other reinsurance relationship between the parties, may be offset against the claims of the other party. This right will continue to exist after the termination of this Agreement, or of any business relationship between the parties. This right to offset is not diminished by the insolvency of either party.

7.       FLUCTUATION IN EXCHANGE RATES

         If the premium due periods allowed for the payment of balances are exceeded by either party, the debtor will bear the currency risk, in the event of any subsequent alteration in the exchange rate, by more than five percent, unless the debtor is not responsible for the delay in payment.



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                                  ARTICLE XIII

                                     CLAIMS

1.       LEAD REINSURER

         The Ceding Company retains the right to select a Lead Reinsurer for the administration of claims incurred under this Agreement. The selected Lead Reinsurer will act on behalf of all Reinsurers included in the Ceding Company's First Dollar Quota Share Agreement. As a general practice, the Ceding Company will only communicate with the Lead Reinsurer. The Lead Reinsurer may seek the advice of the other pool members at its discretion. The Lead Reinsurer is noted in Schedule I.

2.       NOTICE

         The Reinsurer will receive a monthly claim notification report by the 20th of each month. This notification will provide the Reinsurer with all new and pending claims. The notification will include the Name, Policy Number, Issue Date, Date of Birth, Date of Death (if known), Cause of Death (if known), Net Amount At Risk and an Auto/Fac indicator.

3.       PROOFS

         In every case of loss, copies of the proofs obtained by the Ceding Company will be taken by the Reinsurer as sufficient. Copies of the death certificate along with proof of the amount paid on such claim by the Ceding Company will be furnished to the Reinsurer when requesting its share of the claim.


4.       CLAIM ADMINISTRATION AND PAYMENT OF BENEFITS

         NON-CONTESTABLE CLAIMS
         The Ceding Company will examine and approve all claims that are not contestable. By the 20th of each month, the Ceding Company will send the Reinsurer a notification of all paid reinsured claims. The Ceding Company will net the claim amount due the Ceding Company off of the monthly billing statements due the Reinsurer.

         CONTESTABLE CLAIMS
         The Ceding Company will provide information to the Reinsurers as follows:

         For automatic contestable claim amounts of $750,000 and less in face amount, the Ceding Company will provide proofs to all Reinsurers.


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         For automatic contestable claim amounts greater than $750,000 and less than $7,500,000 in face amount, in order to streamline the amount of information sent to all Reinsurers, the Ceding Company will provide to the Lead Reinsurer only, all underwriting and investigation papers in connection with that claim, along with the Ceding Company's decision regarding the claim. The Lead Reinsurer will then review the papers and promptly respond to the Ceding Company with its comments. For policies where the Ceding Company decides to pay the claim, it will then send proofs to all Reinsurers. For policies where the Ceding Company decides not to pay the claim, the procedures stated below under Section 5, Contested Claims, of this Article, will be followed. If the Reinsurers disagree with the Ceding Company's decision, they will dispute the decision with the Ceding Company, directly.

         For automatic contestable claim amounts equal to or greater than $7,500,000 in face amount, the Ceding Company will provide all papers in connection with that claim, including all underwriting and investigation papers to all Reinsurers.

         For facultative contestable claim amounts with face amounts of $750,000 or less, where the Ceding Company retained none of the risk or where the face amount is greater than $750,000, the Ceding Company will provide all papers in connection with that claim, including all underwriting and investigation papers to the Reinsurer on the Facultative Risk. For facultative contestable claim amounts with face amounts of $750,000 or less, where the Ceding Company retained a portion of the risk, if the Ceding Company's decision is to pay the claim, it will then send proofs to the Reinsurer on the Facultative Risk.

         If the amount of insurance changes because of a misstatement of rate, sex or age classification, the Reinsurer's share of liability will change proportionately. Reinsurance premiums will be adjusted from the inception of the policy and any differences will be settled without interest.

5.       CONTESTED CLAIMS

         If the Ceding Company decides that a claim is not payable, it will notify each Reinsurer of its intention to deny, compromise or litigate a claim. If the Reinsurer declines to participate in the contest, compromise or litigation, the Reinsurer will discharge all of its liability by paying its proportionate share of reinsurance due to the Ceding Company.






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6.       CLAIM EXPENSES

         The Reinsurer will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims, unless the Reinsurer has discharged its liability, in which case the Reinsurer will not participate in any expenses after the date of discharge. However, claim expenses do not include routine claim and administration expenses, including the Ceding Company's home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds of benefits that the Ceding Company admits are payable are not a claim expense under this Agreement.

         See Schedule VII.

7.       EXTRA CONTRACTUAL OBLIGATIONS

         The Reinsurer will not participate in and will not be liable to pay the Ceding Company or others for any amounts in excess of the Reinsurer's share of the net amount at risk on the mortality risk reinsured hereunder, including extracontractual damages or liabilities and related expenses and fees. Extracontractual damages are any damages awarded against the Ceding Company, including, for example, those resulting from negligence, reckless or intentional conduct, fraud, oppression, or bad faith committed by the Ceding Company in connection with the mortality risk insurance reinsured under this Agreement.

         However, if the Reinsurer was an active party in the act, omission or course of conduct which ultimately resulted in the assessment of the damages, the extent of the Reinsurers participation is dependent upon a good faith assessment of the relative culpability in each case; but all factors being equal, the division of any such assessment would gererally be in the same proportion of the net liability accepted by each party for the plan of insurance involved.

         As a matter of example and not limitation, the following extracontractual damages will not include:

         1.  Actual and consequential damages;
         2.  Damages for emotional distress or oppression;
         3.  Punitive exemplary or compensatory damages;
         4.  Statutory damages, fines or penalties;
         5. Amounts in excess of the reinsured hereunder that the Ceding Company pays to settle a dispute or claim;
         6.  Third-party attorney fees, cost and expenses.


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8.       ACCELERATED BENEFIT AGREEMENT

         The Reinsurer will not participate on any accelerated or advance payments made under an accelerated death benefit agreement. The Reinsurer will be notified at time of death and will pay its share of the reinsured net amount at risk as outlined above.




                                   ARTICLE XIV

                                   ARBITRATION

1.       GENERAL

         The parties agree to act in all things with the highest good faith. However, if the parties cannot mutually resolve a dispute or claim, which arises out of, or in connection with this Agreement, including formation and validity, and whether arising during, or after the period of this Agreement, the dispute or claim will be referred to an arbitration tribunal (a group of three arbitrators), and settled through arbitration.

         The arbitrators will be individuals, other than from the contracting companies and/or affiliates of the Ceding Company or the Reinsurer, including those who have retired, with more than ten (10) years insurance or reinsurance experience within the industry.

         The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter, and the parties, may reduce that decision to judgment.

2.       NOTICE

         To initiate arbitration, either party will notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party, to which the notice is sent, will respond to the notification in writing, within ten (10) days of its receipt.

3.       PROCEDURE

         Each of the two parties will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within thirty (30) days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the day of the mailing of the notification initiating the arbitration, then select the third arbitrator. In the event that either party should fail to choose an arbitrator within thirty (30) days after the other party has given notice of its arbitrator appointment, the party which has already appointed an arbitrator may choose an additional arbitrator, and the two shall, in turn, choose a third arbitrator. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

4.       ARBITRATION COSTS

         All costs of the arbitration will be determined by the tribunal, which may take into account the law and practice of the place of arbitration, and in what manner arbitration costs will be paid, and by whom.

5.       PLACE OF ARBITRATION

         The place of arbitration is as shown in Schedule I.

6.       ARBITRATION SETTLEMENT

         The award of the tribunal, will be in writing, and binding upon the consenting parties.



                                   ARTICLE XV

                                   INSOLVENCY

In the event of the insolvency of the Ceding Company, all death claims, which are payable only upon actual death will be payable directly to the liquidator, receiver, or statutory successor of the Ceding Company without diminution because of the insolvency, for those claims allowed against the Ceding Company by any court of competent jurisdiction or by the liquidator, rehabilitator, receiver, or statutory successor having authority to allow such claims.

In the event of insolvency of the Ceding Company, the liquidator, receiver, or statutory successor will immediately give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver, or statutory successor.

The expense incurred by the Reinsurer will be chargeable, subject to court approval against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more Reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Ceding Company.

If a final order of liquidation or rehabilitation of the Reinsurer, with a finding of insolvency, has been entered by a court of competent jurisdiction in the Reinsurer's state of domicile, amounts due the Reinsurer will be paid directly to the liquidator, receiver or statutory successor without diminution because of the Reinsurer's insolvency.



                                   ARTICLE XVI

                                RIGHT TO INSPECT

Upon request the Ceding Company will furnish the Reinsurer with detailed information concerning the risks reinsured under this Agreement. In particular the Reinsurer will be entitled to request that:

1. Copies of the whole or part of any documents relating to the risks and its reinsurance be made available to the Reinsurer at its own expense;

2. During the Ceding Company's normal office hours these documents will be made available to a representative of the Reinsurer who will be named in advance; reasonable notification of such visits will be given. The first member of the pool to request an audit will have the option to audit the Ceding Company records. Upon request, all audits will be shared with other pool members.

3. The Reinsurer will have this right of inspection as long as one of the two parties to this Agreement is claiming from the other.

                                  ARTICLE XVII

              UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either the Ceding Company or the Reinsurer, both the Ceding Company and the Reinsurer, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.

This provision applies only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement. This provision does not apply to the administration of the insurance provided by the Ceding Company to its insured or any other errors or omissions committed by the Ceding Company with regard to the policy reinsured hereunder.



                                  ARTICLE XVIII

                       CHOICE OF LAW, FORUM, AND LANGUAGE

1.       CHOICE OF LAW AND FORUM

         This Agreement, will in all respects be governed by, and construed in accordance with the law and exclusive jurisdiction of the Courts, as shown in Schedule I.

2.       LANGUAGE

         The Parties hereto acknowledge and agree that, even though they may execute this Agreement in both an English version and in another language, as shown in Schedule I, the version as shown in Schedule I will control for all legal purposes in the event of any inconsistency between or disagreement between the two versions.

                                   ARTICLE XIX

                                 CONFIDENTIALITY

Except for the purposes of carrying out this Agreement and as required by law, the Reinsurer shall not disclose or use any non-public personally identifiable customer or claimant information provided by the Ceding Company to the Reinsurer, as such Customer or Claimant information is defined by the Gramm-Leach-Bliley Act and related regulations. Such Customer or Claimant information shall be shared only with those entities with which the Reinsurer may, from time to time, contract in accordance with the fulfillment of the terms of this Agreement, including but not limited to the Reinsurer's retrocessionaires and the Reinsurer's affiliates.



                                   ARTICLE XX

                          ALTERATIONS TO THE AGREEMENT

The reinsurance Agreement constitutes the entire Agreement between the parties, with respect to the business being reinsured hereunder, and there are no understandings between the parties other than expressed in this Agreement. Any alterations to the provisions of this Agreement will be made by Amendment or Addenda and must be signed by both parties. These documents will be regarded as part of this Agreement and will be equally binding.

                                   ARTICLE XXI

                           EXECUTION OF THE AGREEMENT

IN WITNESS WHEREOF, WE HAVE CAUSED THIS AGREEMENT TO BE EXECUTED IN DUPLICATE AT THE DATES AND PLACES SHOWN BELOW, BY OUR RESPECTIVE OFFICERS AUTHORIZED TO DO SO.


MINNESOTA LIFE INSURANCE COMPANY

Date:
------------------------------------

Place: St. Paul, MN
------------------------------------

By:                                    Attest:
------------------------------------   ---------------------------------------

Title: Actuary, Life Products          Title: Reinsurance Specialist

------------------------------------   ---------------------------------------

NAIC #:  66168                         Federal Id. #:  41-0417830
------------------------------------   ---------------------------------------



INSURANCE COMPANY NAME

Date:
------------------------------------

Place:
------------------------------------

By:                                   Attest:
------------------------------------  ----------------------------------------

Title:                                Title:
------------------------------------  ----------------------------------------

NAIC #:                               Federal Id. #:
------------------------------------  ----------------------------------------





                                   SCHEDULE I

                           REINSURANCE SPECIFICATIONS


COMMENCEMENT AND TERMINATION OF REINSURANCE, ARTICLE II

1.       EFFECTIVE DATE:

         This Agreement applies to policies issued on or after April 1, 2002

2.       POLICY TERMINATION:

         Unearned premiums will be refunded on lapses, terminations and deaths

SCOPE, ARTICLE III

1.       RETENTION OF THE CEDING COMPANY:

         See Schedule II

2.       CURRENCY:

         United States Currency

3.       THE REINSURER'S SHARE:

         17.5% of each risk, on a First Dollar Quota Share Basis, up to the Ceding Company's retention limit and 25% of the excess over the Ceding Company's retention limit.

4.       PLANS OF REINSURANCE:

         See Schedule III

5.       REINSURANCE PREMIUMS/ALLOWANCES:

         See Schedule V, Reinsurance Premiums

6.       PREMIUM RATE GUARANTEE:

         See Schedule V, Reinsurance Premiums

7.       POLICY FEES:
         See Schedule V, Reinsurance Premiums

8        TAXES:

A.  DAC TAX CALCULATION

The Ceding Company and the Reinsurer hereby agree to the following pursuant to
Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended.

1. The term "party" will refer to either the Ceding Company or the Reinsurer as appropriate.

2. The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to net consideration as defined in Treasury Regulation Section 1.848-2(f).

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRS Section 848(c)(1).

4. The Ceding Company and the Reinsurer agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company and the Reinsurer also agree to exchange information, which may be otherwise required by the IRS.

5. The Ceding Company will submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year.

6. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.


7. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount. When the Ceding Company and the Reinsurer reach an agreement on an amount of net consideration, each party will report such amount in their respective tax returns for the previous year.

B.  PREMIUM TAX:

         Premium tax will be reimbursed on an exact basis and calculated annually by the Ceding Company.

C.  EXCISE TAX:

         None Applicable

9.       EXPERIENCE REFUND OR PROFIT COMMISSION:

         See Schedule V, Reinsurance Premiums

10.      NET AMOUNT AT RISK CALCULATION:

         See Schedule V, Reinsurance Premiums

COVERAGE, ARTICLE IV

1.       RETENTION:

         See Schedule II, Retention

2.       PLAN (S) AND RIDER (S):

         See Schedule III, Business Covered.

3.       AUTOMATIC ACCEPTANCE LIMTS:

         See Schedule VI, Limits.

4.       UNDERWRITING CLASS:

         See Schedule V, Reinsurance Premiums.

5.       RESIDENCE:

         United States, Canada

6.       TEMPORARY INSURANCE AGREEMENT

         See Schedule IV, Temporary Insurance Agreement

RETENTION AND RECAPTURE, ARTICLE VII

         Minimum Recapture Period: Ten (10) years

         For policies ceded on a quota share basis, the amount eligible for recapture in years 10 - 14 will be based on the percentage increase in the retention limit applied to the original retained amount. For example, based on our current retention of $750,000, an increase in Minnesota Life's retention to $1,500,000 would allow Minnesota Life to retain an additional 10% of what was originally reinsured up to the new retention limit. Further, the Ceding Company may at its option recapture all business ceded on a quota share basis up to its maximum limits of retention for business inforce for fifteen years or longer.

REINSURANCE PREMIUMS AND ALLOWANCES, ARTICLE VIII

1.       LIFE REINSURANCE:

         See Schedule V, Reinsurance Premiums.

2.       SUBSTANDARD PREMIUMS:

         See Schedule V, Reinsurance Premiums.

3.       JOINT POLICY PREMIUMS:

         See Schedule V, Reinsurance Premiums.

4.       SUPPLEMENTARY BENEFITS:

         See Schedule V, Reinsurance Premiums.

RESERVES, ARTICLE IX

         The Ceding Company will calculate reserves based on 1/2 the gross premium paid to the Reinsurer.

         The Reinsurer will hold reinsurance reserves in accordance with all applicable laws and regulations that the Reinsurer deems controlling.

POLICY ALTERATIONS, ARTICLE XI

1.       EXCHANGES, ROLLOVERS OR CONVERSIONS:

         See Schedule V, Reinsurance Premiums.

2.       RE-ENTRYS:

         See Schedule V, Reinsurance Premiums.

POLICY ADMINISTRATION AND PREMIUM ACCOUNTING, ARTICLE XII

1.       ACCOUNTING PERIOD AND PREMIUM DUE:

         Policies will be billed annually in advance after the policy's anniversary has processed.

2.       ACCOUNTING ITEMS:

         See Schedule VIII, Sample Billing Statement.
         See Schedule IX, Sample Policy Exhibit.

3.       REINSURANCE ADMINISTRATION:

         Self Administration

4.       BALANCES IN DEFAULT:

         The Reinsurer reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on January 1, prior to the due date of the premium when:

         a. Renewal premiums are not paid within sixty (60) days of the due date.

         b.   Premiums for new business are not paid within one hundred twenty
              (120) days of the date the policy is issued.

5.       REINSTATEMENT OF DEFAULT REINSURANCE PREMIUMS:

         The Ceding Company may reinstate the terminated risks within sixty (60) days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. The effective date of reinstatement will be the date the required back premiums are received.

CLAIMS, ARTICLE XIII

         The lead Reinsurer for this Agreement is RGA REINSURANCE COMPANY of St. Louis, Missouri.

ARBITRATION, ARTICLE XIV

PLACE OF ARBITRATION:

         The home office of the third arbitrator.

CHOICE OF LAW, FORUM AND LANGUAGE, ARTICLE XVIII

1.       CHOICE OF LAW AND FORUM:

         Minnesota law

2.       LANGUAGE:

         English

                                  SCHEDULE II

                                   RETENTION

The Ceding Company will retain thirty percent (30%) of each policy subject to the qualifications and retention limits given in the table below.


       SINGLE/JOINT                        ISSUE AGE                        RATING               RETENTION
---------------------------      -----------------------------         ---------------         -------------
        SINGLE LIFE                    ISSUE AGE 0 - 70                 STD - TABLE 16            750,000
        SINGLE LIFE                   ISSUE AGES 71 - 85                STD - TABLE 4             250,000
        SINGLE LIFE                  ISSUE AGES > THAN 85                ALL RATINGS            FACULTATIVE
        SINGLE LIFE                      PRO. ATHLETE                   STD - TABLE 16            375,000
          ASL/BCR                      ISSUE AGE 0 - 70                 STD - TABLE 16           1,500,000
          ASL/BCR                     ISSUE AGES 71 - 85                STD - TABLE 4             500,000
JOINT LIFE (USE OLDEST AGE)               AGES 20 -70                   STD - TABLE 16           1,500,000
JOINT LIFE (USE OLDEST AGE)              AGES 71 - 85                   STD - TABLE 4             500,000
JOINT LIFE (USE OLDEST AGE)          OLDEST ISSUE AGE > 85               ALL RATINGS            FACULTATIVE
JOINT LIFE (USE OLDEST AGE)       AGES 20 - 70 + UNINSURABLE            STD - TABLE 16            750,000
JOINT LIFE (USE OLDEST AGE)       AGES 71 - 85 + UNINSURABLE            STD - TABLE 4             250,000
JOINT LIFE (USE OLDEST AGE)           ISSUE AGE > THAN 85                ALL RATINGS            FACULTATIVE


                                  SCHEDULE III

                                BUSINESS COVERED

         The following plans and riders will be covered under this agreement.


     SINGLE
       OR                                                           AUTO        SHORT
     JOINT                 PRODUCT NAME                            OR FAC       NAME        EFF. DATE     TERMINATION DATE
     ------                ------------                            ------      -------      ---------     ----------------
SINGLE PLANS:      ADJUSTABLE LIFE III                              A/F         ADJ. 3       4-1-2002
                   VARIABLE ADJUSTABLE LIFE                         A/F          VAL         4-1-2002
                   VARIABLE ADJUSTABLE LIFE - HORIZON               A/F         VAL-H        4-1-2002
SINGLE R:          ADJUSTABLE SURVIVORSHIP LIFE RIDER               A/F          ASL         4-1-2002
                   INFLATION AGREEMENT                              A/F           IA         4-1-2002
                   ONE YEAR TERM RIDER                              A/F          OYT         4-1-2002
                   OTHER INSURED RIDER                              A/F          OIR         4-1-2002
                   BUSINESS CONTINUATION RIDER                      A/F          BCR         4-1-2002
                   EXCHANGE OF INSURED AGREEMENT                    A/F          EIA         4-1-2002
                   SHORT TERM AGREEMENT                             A/F          STA         4-1-2002
JOINT PLAN:        VARIABLE ADJUSTABLE LIFE- SECOND TO DIE          A/F         VAL-SD       4-1-2002
JOINT R:           SINGLE LIFE TERM INSURANCE AGREEMENT             A/F          SLA         4-1-2002
                   ESTATE PRESERVATION AGREEMENT                    A/F          EPA         4-1-2002
                   POLICY EXCHANGE OPTION                           A/F          PEO         4-1-2002
                   SHORT TERM AGREEMENT                             A/F          STA         4-1-2002


We do not reinsure Waiver of Premium or the Accidental Death Benefits. Minnesota Life retains that risk.

                                   SCHEDULE IV
                          TEMPORARY INSURANCE AGREEMENT

The Reinsurer has reviewed the Ceding Company's Temporary Insurance Agreement and has given its acceptance of the terms and procedures contained in the form. The Ceding Company agrees to submit to the Reinsurer any changes to the Temporary Insurance Agreement. The Reinsurer's Temporary Insurance Agreement liability will be limited to the Ceding Company's liability, which is stated as $250,000 per application.

The Reinsurer is liable for losses under the terms of a Temporary Insurance Agreement when the following qualifications are met for automatic and facultative reinsurance.

1.   AUTOMATIC REINSURANCE

     A) The risk would have qualified for automatic coverage under the Agreement as specified in Article IV; and

     B) the Ceding Company has kept its full retention for the age and table rating of the insured; and

     C) the amount ceded to the Reinsurer does not exceed the Automatic Binding Limit as specified in Schedule VI; or

     D) a court of competent jurisdiction finds that the Ceding Company is liable under the Temporary Insurance Agreement despite the Ceding Company's denial of liability and all of (A), (B) and (C) above have occurred.

2.   FACULTATIVE REINSURANCE

     The Reinsurer is liable under the terms of the Temporary Insurance Agreement for a risk which has been submitted to the Reinsurer on a facultative basis only when:

     A) The Reinsurer has given the Ceding Company its final underwriting offer pursuant to Article IV - Coverage and;

     B) the risk would have been placed with the Reinsurer according to the Ceding Company's usual and standard placement procedures; or

     C) A court of competent jurisdiction finds that the Ceding Company is liable under the Temporary Insurance Agreement despite the Ceding Company's denial of liability and both (A) and (B) above have occurred.

The Reinsurer will be liable for either a proportionate share of the risk or a set amount of the risk, according to the terms of its acceptance and the Ceding Company's standard placement procedures.

                                   SCHEDULE V

                              REINSURANCE PREMIUMS

1.  REINSURANCE PREMIUMS:

Business covered, as shown in Schedule III will be reinsured on the yearly renewable term basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy that is reinsured with the Reinsurer. Premiums will be paid on an annual basis.

Reinsurance premiums will be determined according to the amount reinsured with the Reinsurer per insured life as follows. The life reinsurance premium will be calculated in the case of life risks, by multiplying the appropriate life premium rate, from the attached rate tables, for the age of the insured, at the beginning of the policy year, by the net amount at risk reinsured for that policy year, reduced by the applicable allowance as shown below. The same procedure will apply to single premium policies and for paid up policies. The following table describes the rate table that should be used for each product. An additional 25% of the standard rates will be charged per table of substandard rating. Waiver of Premium and Accidental Death Benefits will not be reinsured under this Agreement.

      THE FIRST YEAR ALLOWANCE IS 100%. RENEWAL YEAR ALLOWANCES ARE 0%.

  RATE TABLE LABELED                            PRODUCT                                             BILLING MODE
  ------------------                            -------                                             ------------
  IN2002 - AUTOMATIC                 ADJUSTABLE LIFE III                                               MONTHLY
  FAC02 - FACULTATIVE

  IN2002 - AUTOMATIC                 VARIABLE ADJUSTABLE LIFE                                          MONTHLY
  FAC02 - FACULTATIVE

  IN2002 - AUTOMATIC                 VARIABLE ADJUSTABLE LIFE - HORIZON                                MONTHLY
  FAC02 - FACULTATIVE

  ASL RATES                          ADJUSTABLE SURVIVORSHIP LIFE RIDER                                MONTHLY

  BCR RATES                          BUSINESS CONTINUATION RIDER                                       MONTHLY

  IN2002 - AUTOMATIC                 INFLATION AGREEMENT                                               MONTHLY
  FAC02 - FACULTATIVE

  IN2002 - AUTOMATIC                 ONE YEAR TERM RIDER                                               MONTHLY
  FAC02 - FACULTATIVE                (RIDER PREMIUM RATES WILL EQUAL THE BASE RATES)

  IN2002 - AUTOMATIC                 OTHER INSURED RIDER                                               MONTHLY
  FAC02 - FACULTATIVE                (RIDER PREMIUM RATES WILL EQUAL THE BASE RATES)

  IN2002 - AUTOMATIC                 SHORT TERM AGREEMENT                                              MONTHLY
  FAC02 - FACULTATIVE                (RIDER PREMIUM RATES WILL EQUAL THE BASE RATES)

  NO FEE                             EXCHANGE OF INSURED AGREEMENT                                     MONTHLY

  IN2002 - AUTOMATIC                 VARIABLE ADJUSTABLE LIFE- SECOND TO DIE                           MONTHLY
  FAC02 - FACULTATIVE FRASIERIZED

  NO FEE                             POLICY EXCHANGE OPTION                                            MONTHLY

  IN2002 - AUTOMATIC                 SINGLE LIFE TERM INSURANCE AGREEMENT- FIRST TO DIE                MONTHLY
  FAC02 - FACULTATIVE

  EPA OPTION                         ESTATE PRESERVATION AGREEMENT                                     MONTHLY

  IN2002 - AUTOMATIC                 SHORT TERM AGREEMENT FOR VAL-SD                                   MONTHLY
  FAC02 - FACULTATIVE FRASIERIZED

2.  POLICY FEES:

No policy fees will be paid under this Agreement.

3.  FLAT EXTRA PREMIUMS:

The flat extra premium will be the annual flat premium which the Ceding Company charges the policy owner on that amount of insurance reinsured less the following allowances on all products:

       DURATION OF FLAT EXTRA            FIRST YEAR      YEARS 2 +
       ----------------------            ----------      ---------
       5 Years or less                      10%             10%
       More than 5 Years                    85%             10%

4.   BUSINESS CONTINUATION AGREEMENT:

The BCR rider rates are attached and labeled BCR. A 10% discount will be applied in all years. Upon exercise of the BCR rider, the premium rates paid the Reinsurer for the increased amount will be based upon the attained age, first duration rate charged on the base policy. The increase in the base coverage will be reinsured in the same proportion as the BCR rider itself was originally reinsured.

5.   ADJUSTABLE SURVIVORSHIP LIFE RIDER:

The ASL rider rates are attached and labeled ASL. A 10% discount will be applied in all years. Upon exercise of the ASL rider, the premium rates paid the Reinsurer for the increased amount will be based upon the attained age, first duration rate charged on the base policy. The increase in the base coverage will be reinsured in the same proportion as the ASL rider itself was originally reinsured.

6.   JOINT LIFE PLANS:

The reinsurance rates for joint second to die or survivorship base plans will be equal to the maximum of Frasierized mortality rates and .12 cents per $1000. This reinsurance rate is multiplied by the net amount at risk reinsured.

Single life flat extras will be converted to an equivalent joint second to die flat extra. When one life is uninsurable (rating exceeds table 16), the Ceding Company will use the attached single life rates labeled "IN2002 and FAC02" based on the reinsurance type, actual issue age of the insurable life and adjusted for any applicable table rating or flat extra.

7.   CALCULATION OF "FRASIERIZED" SECOND TO DIE MORTALITY RATES:

The following steps convert the single life mortality rates, which are attached and labeled as "IN2002 and FAC02", into "Frasierized" second-to-die mortality rates:


       1.  q[x]+t-1 and q[y]+t-1

           are the single life mortality rates for lives x and y, in policy year t, obtained by taking the rates shown in Exhibit 2, attached to this Schedule B, and dividing by 1000. (For substandard lives, add an extra 25% per table plus any flat extra.)

       2.  p[x]+t-1 = 1 - q[x]+t-1 p[y]+t-1 = 1 - q[y]+t-1

       3.  t-1p[x] = p[x].p[x]+1.p[x]+2''''p[x]+t-2
           t-1p[y] = p[y].p[y]+1.p[y]+2''''p[y]+t-2

       4.  q[x]+t-1:[y]+t-1= t-1p[x] t-1 p[y] q[x]+t-1 q[y]+t-1 + t-1p[x] (1 - t-1p[y]) q[x]+t-1 + (1 - t-1p[x]) t-1p[y] q[y]+t-1
                             ----------------------------------------------------------------------------------------------------
                                               t-1p[x] t-1p[y] + t-1p[x] (1 - t-1p[y]) + (1 - t-1p[x]) t-1p[y]

            The "Frasierized" second-to-die mortality rate per $1,000 in policy year t = 1000q[x]+t-1:[y]+t-1

8.   INFLATION AGREEMENT:

The reinsurance rates for the Inflation Agreement will be the reinsurance rate tables as labeled above. Rates paid will be based on point in scale rates as of the original underwriting date. All IA increases will be split proportionately among the Reinsurer(s) until Minnesota Life's retention is full. Inflation Agreement is only available on Variable Adjustable Life - Horizon.

9.   SINGLE LIFE TERM RIDER:

The reinsurance rates for the Single Life Term Rider will be the current single life rates labeled "IN2002 and FAC02" based on the reinsurance type, actual issue age and rating. An additional 25% of the standard rates will be charged per table of substandard rating as well as any applicable flat extra premium.

10.  EXCHANGE OF INSUREDS AGREEMENT/POLICY EXCHANGE OPTION:

This agreement provides for the exchange of one life for another on a policy owned by the same corporation. When exercised the new insured is fully underwritten. For policies requiring automatic reinsurance, rates will be based on the newly underwritten insured's issue age, issue date and first duration. Reinsurance originally ceded on a facultative basis may not continue to be reinsured based on the underwriting classification of the newly underwritten insured.

11.  PREMIUM RATE GUARANTEE:

The Life Reinsurance premium rates contained in this Agreement are guaranteed for one year, and the Reinsurer anticipates continuing to accept premiums on the basis of these rates indefinitely. If the Reinsurer deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for annual renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

If an increase in reinsurance rates occurs on a guaranteed product that is reinsured on non-guaranteed terms, the Ceding Company has the right to recapture the reinsurance as of the effective date of the increase in reinsurance rates.

If an increase in reinsurance rates occurs on a non-guaranteed product that is reinsured on non-guaranteed terms, the Ceding Company should investigate the possibility of increasing its direct premiums to restore the product to previous profitability. If the Ceding Company determines that it cannot reasonably implement such a premium increase then it has the right to recapture the reinsurance as of the effective date of the increase in reinsurance rates.

12.  EXPERIENCE REFUND:

There will be no experience refund calculated for business reinsured under this Agreement.

13.  NET AMOUNT AT RISK CALCULATION:

The full policy cash value will be applied to the reinsured amount. The Ceding Company will retain a level retention. When multiple layers are reinsured, the cash value will be applied to the oldest layer first. The Ceding Company will use a First In, First Out (FIFO) methodology. If multiple companies exist on a layer, the cash value will be split proportionately among the Reinsurers.

                                   SCHEDULE VI

                           AUTOMATIC ACCEPTANCE LIMITS


1.       AGE LIMITS:

         Issue Ages 0 - 85

2.       MINIMUM REINSURANCE AMOUNT:

         Automatic Initial Reinsurance Amount - $0
         Facultative Initial Reinsurance Amount* - $100,000

                  *(Original Shopping Limit for Facultative policies is $100,000, however facultative policies could ultimately be issued at an amount less than $100,000)
         Subsequent Reinsurance Amount - $0

3.       POOL BINDING LIMITS:


         ISSUE AGE                STD - TABLE 4            TABLE 5 - TABLE 8         TABLE 9 - TABLE 16
         ---------                -------------            -----------------         ------------------
          0 - 14                    10,000,000                10,000,000                 10,000,000
          15 - 80                   20,000,000                20,000,000                 20,000,000
          81 - 85                   2,500,000                 FACULTATIVE                FACULTATIVE
            >85                    FACULTATIVE                FACULTATIVE                FACULTATIVE
   15 - 70 Pro. Athlete             7,500,000                  7,500,000                  7,500,000

                                 ASL/BCR RIDERS

         ISSUE AGE                 STD - TABLE 4           TABLE 5 - TABLE 8         TABLE 9 - TABLE 16
         ---------                 -------------           -----------------         ------------------
          19 - 80                   10,000,000                10,000,000                 10,000,000
          81 - 85                    2,500,000                FACULTATIVE                FACULTATIVE


                                   JOINT LIFE


         ISSUE AGE                 STD - TABLE 4           TABLE 5 - TABLE 8         TABLE 9 - TABLE 16
         ---------                 -------------           -----------------         ------------------
           19-70                    30,000,000                30,000,000                 FACULTATIVE
           71-80                    20,000,000                20,000,000                 FACULTATIVE
           81-85                     3,750,000                FACULTATIVE                FACULTATIVE
     20-80+UNINSURABLE              20,000,000                20,000,000                 20,000,000
     81-85+UNINSURABLE               2,500,000                FACULTATIVE                FACULTATIVE
      OTHER SITUATIONS              FACULTATIVE               FACULTATIVE                FACULTATIVE

4.       JUMBO LIMIT:
         $50,000,000

                                  SCHEDULE VII

                              CLAIM ADMINISTRATION


PAYMENT OF BENEFITS

         The Ceding Company will examine and approve all claims that are not contestable. By the 20th of each month, the Ceding Company will send The Reinsurer a notification of all paid reinsured claims. The Ceding Company will net the claim amount due the Ceding Company off the monthly billing statements due the Reinsurer.

         For contestable claim amounts of $750,000 and less, the Ceding Company will examine and approve the claim settlement. The Reinsurers will abide the issue as settled by the Ceding Company.

         For contestable claim amounts greater than $750,000 and less than $7,500,000 in face amount, the Ceding Company will submit all papers in connection with that claim, including all underwriting and investigation papers to the Lead Reinsurer. The Lead Reinsurer will make its recommendation within five working days on behalf of the other pool members and reply back to the Ceding Company.

         For contestable claim amounts equal to or greater than $7,500,000 in face amount, the Ceding Company will submit all papers in connection with that claim, including all underwriting and investigation papers to each Pool Reinsurer. The Reinsurer will make its recommendation within five working days and reply back to the Ceding Company.

         For contestable claim amounts reinsured on a facultative basis with face amounts of $750,000 or less where the Ceding Company retained no risk or where the face amount is greater than $750,000, the Ceding Company will submit all papers in connection with that claim, including all underwriting and investigation papers to the Reinsurer. The Reinsurer will make its recommendation within five working days and reply back to the Ceding Company. If the Ceding Company retained any risk on facultative policies with face amounts equal to or less than $750,000, the Reinsurer will abide the issue as settled by the Ceding Company.

         If the amount of insurance changes because of a misstatement of rate or age classification, the Reinsurer's share of reinsurance liability will change proportionately.

         The Reinsurer will not participate on any accelerated or advance payments made under an accelerated death benefit agreement. The Reinsurer will be notified at time of death and will pay its share of the reinsured net amount at risk as outlined above.

         The Reinsurer will be notified of the death of a designated life on a policy which reinsured the Business Continuation Rider (BCR). Copies of the proofs obtained by the Ceding Company will be taken by the Reinsurer as sufficient.



                                  SCHEDULE VIII


                           YEARLY RENEWABLE TERM RATES

                                   SCHEDULE IX


                       REINSURANCE BILLING ADMINISTRATION


SAMPLE STATEMENT SPECIFICATIONS

The following information should appear on each Statement and Inforce listing:

         o   Name of the Insured(s)

         o   Date of Birth of the Insured(s)

         o   The Issue Age of each Insured(s)

         o   The Sex of the Insured(s)

         o   The Insured(s) State of Residence

         o Underwriting Classification (i.e. Preferred, Standard, Rating, etc.)

         o   Smoking Class (i.e. Smoker, Non Smoker, Tobacco, Non Tobacco etc.)

         o   Indication if Business is Facultative or Automatic

         o   Policy Number(s)

         o   Face Amount of the Policy(s)

         o   Amount(s) Ceded to the Reinsurer

         o   Amount of Premium being Paid; separated for Supplementary Benefits

         o   The Amount of any Reinsurance Premium Allowances

         o   Any Extra Premiums concerned. Example: $5 / 1000 / 5 YRS

         o Effective Date and Duration of any Policy(s) Change, Reissue, or Termination





                                   SCHEDULE X

                              SAMPLE POLICY EXHIBIT


Inforce as of Last Report                            Policy Count               NAR
-------------------------                            ------------               ---
Add In:

New Issues
Reinstatements
Increases
Decreases - Still Inforce
Rollover - In

Deduct By:

Death
Surrender
Lapse
Conversion - Out Decreases - Terminations
Inactive - Pending
Not Taken



Inforce as of Current Report

                                   SCHEDULE XI

                                   DEFINITIONS

ASSUME - To accept or take over a risk, the converse of cede.

AUTOMATIC REINSURANCE - A reinsurance agreement under which the Reinsurer is obligated to accept or assume risks that meet certain specific criteria based on the Ceding Company's underwriting.

BINDING LIMIT - The amount of risk over the Ceding Company's retention, which can be ceded automatically if all automatic conditions are met.

CASH VALUE - The amount of money, which the policy owner will receive as a refund if the policy owner cancels the coverage and returns the policy to the company.

CEDE - To transfer an insurance risk from the company originally issuing the policy to another insurance company known as the Reinsurer.

CEDING COMPANY - A ceding insurer is an insurer, which underwrites and issues an original, principal policy to an insured and contractually transfers (cedes) a portion of the risk to the Reinsurer. A ceding Reinsurer is a Reinsurer which transfers (cedes) a portion of the underlying reinsurance to a retrocessionnaire.

COINSURANCE - Indemnity life reinsurance under which the reserves as well as the risk are transferred to the Reinsurer; the Ceding Company retains its liability to the contractual relationship with the insured. Under the Coinsurance method, the Ceding Company will pay the Reinsurer a proportionate part of the premiums it receives. In return, the Reinsurer agrees to pay the Ceding Company a proportionate part of the claim and participate in all other policy benefits explicitly stated in this Agreement.

CONDITIONAL RECEIPT - A provision included in some life insurance policies providing coverage from the date of the application to the date at which the policy is either issued or declined.

EXCESS REINSURANCE - A form of reinsurance under which recoveries are available when a given loss exceeds the Ceding Company's retention (excess of loss reinsurance) as defined in this Agreement.

EXPERIENCE REFUND OR PROFIT COMMISSION - A provision found in some reinsurance agreements which provides for profit sharing. Parties agree to a formula for calculating profit, an allowance for the Reinsurer's expenses, and the Ceding Company's share of such profit after expenses.


EXTRA CONTRACTUAL OBLIGATIONS (ECO) - A generic term that, when used in an reinsurance agreement, refers to damages awarded by a court against an insurer which are outside the provisions of the insurance policy, due to the insurer bad faith, fraud or gross negligence in the handling of a claim.

FACULTATIVE - Reinsurance under which the Ceding Company has the option (faculty) of submitting and the Reinsurer has the option of accepting or declining individual risks. This Agreement merely reflects how individual facultative reinsurance will be handled.

"FACULTATIVE OTHER" pertains to policies submitted to the Reinsurer for medical or other types of impairments or avocations. "FACULTATIVE DUE TO AMOUNT" pertains to policies submitted to the Reinsurer based solely on the amount of insurance that the insured has applied for and what this insured already has inforce.

FIRST DOLLAR QUOTA SHARE - An Agreement which provides that a fixed percentage of each risk issued will be reinsured.

FLAT EXTRA PREMIUM - A method for rating substandard risks used when the extra risk is considered to be constant. The underwriter assesses a specific extra premium for each $1,000 of insurance. Flat extra ratings usually apply to applicants in hazardous occupations or avocations, aviation, or with certain physical impairments of a temporary nature.

INDEXING - The adjustment of the Ceding Company's retention and the reinsurance limit by a measure of inflation such as the Consumer Price Index.

INDIVIDUAL CESSION ADMINISTRATION - A reinsurance arrangement where the Reinsurer sets up individual records for each cession and calculates the reinsurance premium, inforce, and reserve information for its financial reports.

JUMBO LIMIT - The limit placed on an amount of coverage that may be inforce, or applied for in all companies, on an individual life for automatic reinsurance purposes. If such insurance exceeds the limit, the Ceding Company must submit the risk to the Reinsurer for facultative review.

LEAD REINSURER - A Reinsurer chosen to speak on behalf of all Reinsurers in a pool.

MINIMUM REINSURANCE AMOUNT - The smallest cession that the Reinsurer will accept automatically. The minimum size is set to avoid the expenses associated with small cessions.

ORIGINAL POLICY(S) - Insurance contracts between the original Ceding Company and the Insured(s).

POLICY RESERVE - A liability account that identifies the amount of assets that, together with the future premiums to be received from inforce policies, is expected to be sufficient to pay future claims on those inforce policies. Also called a legal reserve or a statutory reserve.

POOL - A method of allocating reinsurance among several Reinsurers. Using this method, each Reinsurer receives a specified percentage of each risk ceded into the pool. A reinsurance pool is a multi-Reinsurer agreement under which each Reinsurer in the group or pool assumes a specified portion of each risk ceded to the pool.

PREMIUM - (Written/Unearned/Earned) - Written premium is premium registered on the books of an insurer or Reinsurer at the time a policy is issued and paid. Premium for a future exposure period is said to be unearned premium. For an individual policy, written premium minus unearned premium equals earned premium. Earned premium is income for the accounting period while unearned premium will be income in a future accounting period.

PUNITIVE DAMAGES - A term that, when used in reinsurance agreements, refers to damages awarded by a court against an insured or against an insurer in addition to compensatory damages. Punitive damages are intended to punish the insured or the insurer for willful and careless misconduct and to serve as a deterrent. When the award is against an insurer, it is usually related to the conduct of the insurer in the handling of a claim.

QUOTA SHARE - A form of reinsurance in which premiums and losses are shared proportionately between the Ceding Company and the Reinsurer, in which the same percentage applies to all policies reinsured.

RATE - The premium rate is the amount of premium charged per exposure unit, e.g. per $1,000.

RECAPTURE - The process by which the Ceding Company recovers the liabilities transferred to the Reinsurer.

REINSURER - A company which contractually assumes all or part of the Ceding Company's risk.

RETENTION - The dollar amount or percentage of each loss retained by the Ceding Company under this reinsurance agreement. The Ceding Company's retention is not reinsured in any way.

RISK - Insurance on an individual life.

RISK PREMIUM REINSURANCE - Another name for Yearly Renewable Term (YRT) reinsurance. A form of reinsurance under which the risks, but not the permanent plan reserves, are transferred to the Reinsurer for a premium that varies each year with the amount at risk and the ages of the insureds. Under the YRT method, the Ceding Company will transfer to the Reinsurer the mortality risk on either a net amount at risk basis or on an approximation of the net amount at risk basis.

SELF ADMINISTRATION - A reinsurance arrangement where the Ceding Company provides the Reinsurer with periodic reports for reinsurance ceded giving premium, inforce, reserve, and any other information required by the Reinsurer for its financial reports. Self-Administration is also known as Bulk or Bordereaux.

STANDARD GUIDELINES - The underwriting guidelines intended to be applied to all applications for insurance's of the type(s) reinsured under this agreement.

SUBSTANDARD RISKS - Those insureds that, under the terms of the Ceding Company's standard guidelines, do not meet the criteria for issuance at standard premium rates.

SUBSTANDARD TABLE EXTRA - Substandard table extra ratings usually apply to physically impaired lives. The rates will be increased by a factor as shown in
Schedule I for each table of additional mortality.

SUM AT RISK OR NET AMOUNT AT RISK - The excess of the death benefit of a policy over the policy reserve.

TERMINATION - The formal ending of a reinsurance agreement by its natural expiry, cancellation or commutation by both parties. Termination's can be either on a cutoff or runoff basis. Under cutoff provisions, the parties' obligations are fixed as of the agreed cutoff date. Otherwise, obligations incurred while the agreement was inforce are run off to their natural extinction.

YEARLY RENEWABLE TERM - Another name for Risk Premium Reinsurance.

      REQUIRED CHANGES/REV. 4/3/2003

                                                                                 CHANGE APPLIES TO
                                                             CHANGE APPLIES TO   ACHIEVER/CLASSIC,                       ESTIMATE
    REQUESTED CHANGE                                         WEB, CD OR BOTH     ADVISOR, BOTH          TYPE OF CHANGE   TO COMPLETE
    ----------------                                         -----------------   -----------------      --------------   -----------
1    Modify the following fund names:                        Both                                       Editing             650
------------------------------------------------------------------------------------------------------------------------------------
     *Advantus Macro-Cap Value changed to
     Advantus Core Equity                                                        Achiever/Classic only
     -------------------------------------------------------------------------------------------------------------------------------
     *Advantus Global Bond changed to Advantus
     International Bond                                                          Achiever/Classic only
     -------------------------------------------------------------------------------------------------------------------------------
     *Putnam VT International Growth changed to                                  Achiever/Classic and
     Putnam VT International Equity                                              Advisor only
------------------------------------------------------------------------------------------------------------------------------------
2    Modify the following Advisor/Sub-Advisor                Both                                                           400
     -------------------------------------------------------------------------------------------------------------------------------
     Advantus Capital Appreciation
     *Credit Suisse changed to Voyageur                                          Achiever/Classic only
     -------------------------------------------------------------------------------------------------------------------------------
     Advantus Macro-Cap Value
     *delete J.P. Morgan as sub-advisor                                          Achiever/Classic only
------------------------------------------------------------------------------------------------------------------------------------
3    Other fund name or fund objective changes
     communicated via the 5/1/03 fund company
     prospectuses. Estimated availability of
     information 4/25/03.                                    Both                Both                   Editing             325
------------------------------------------------------------------------------------------------------------------------------------
4    Add date of first use to output (01-2003) It should                         Achiever/Classic
     look exactly like the CD front cover, tracking                              output and Advisor
     number then DOFU: 01-2003 under tracking number.        Both                output                 Editing             200
------------------------------------------------------------------------------------------------------------------------------------
5    Modify any Ibbotson required percentage changes                                                    editing and
     for Focused MAPS (will know extent of changes                                                      possible
     in late April)                                          Both                Both                   programming         650
------------------------------------------------------------------------------------------------------------------------------------
6    Modify any Ibbotson required percentage changes                                                    editing
     for Portfolio Builder (will know extent of changes                                                 possible
     in late April)                                          Both                Both                   programming         675
------------------------------------------------------------------------------------------------------------------------------------

                                                                                 CHANGE APPLIES TO
                                                             CHANGE APPLIES TO   ACHIEVER/CLASSIC,                       ESTIMATE
    REQUESTED CHANGE                                         WEB, CD OR BOTH     ADVISOR, BOTH          TYPE OF CHANGE   TO COMPLETE
    ----------------                                         -----------------   -----------------      --------------   -----------
7    Update the Advisor fact sheet (non-state specific                           We will get a new
     PDF as of 5/1/03 with text on the PDF: For more                             PDF. The only thing
     information on current state approvals and                                  you will need to do
     variations please contact your wholesaler at                                is replace the PDF
     866-335-7355.                                                               within the program.    Editing (replace
                                                             Both                Advisor Only           PDF                 150
------------------------------------------------------------------------------------------------------------------------------------
8    Add text on the Investment Objectives and                                   Both (2 screens for
     Investment Options screens "as of 5/1/03."                                  Achiever/Classic 2
                                                             Both                screens for Advisor)   Editing             275
------------------------------------------------------------------------------------------------------------------------------------
9    Speed up initial welcome screen or remove
     screens if needed. We have received complaints
     that this takes too long to load                        Both                Both                   Programming         300
------------------------------------------------------------------------------------------------------------------------------------
10   Remove shading on the Financial Professional
     screen and add an asterisk "*" for required
     fields. (match the web program)                         Both                Both                   Editing             150
------------------------------------------------------------------------------------------------------------------------------------
11   Remove the funds not selected from the Portfolio
     Builder output. Essentially if a fund allocation                            All output (4 for
     is 0% do not show the fund of % on the Portfolio                            Achiever/Classic and
     Builder output.                                         Both                4 for Advisor)         Programming        2850
------------------------------------------------------------------------------------------------------------------------------------
12   In Portfolio Builder section add a "start here"
     arrow or brainstorm on a method of getting people
     started on this screen (confusion by testers). We
     should match the web version. For reference,
     please review page 1 of 2 on web 6.                     CD Rom only         Both                   Editing             175
------------------------------------------------------------------------------------------------------------------------------------
13   In Portfolio Builder change category name from
     Investment Options to Asset Category (Match the
     web version)                                            CD Rom only         Both                   Editing             375
------------------------------------------------------------------------------------------------------------------------------------
14   Add a link to the state approval tables. It would
     state For state approval information for this                                                      CD Graphic
     product, please click here.                             Web only            Both                   change              650
------------------------------------------------------------------------------------------------------------------------------------
15   Add revision date to the cover of CD                    CD Rom only         Both                   CD Graphic
                                                                                                        change              700
------------------------------------------------------------------------------------------------------------------------------------

                                                                                 CHANGE APPLIES TO
                                                             CHANGE APPLIES TO   ACHIEVER/CLASSIC,                       ESTIMATE
    REQUESTED CHANGE                                         WEB, CD OR BOTH     ADVISOR, BOTH          TYPE OF CHANGE   TO COMPLETE
    ----------------                                         -----------------   -----------------      --------------   -----------
     MINOR TYPO CHANGES
------------------------------------------------------------------------------------------------------------------------------------
16   On the Investment Objectives page we need to
     remove the astrick that appears at the end of the
     following funds: FTVIP Franklin Large Cap Growth
     Securities Fund -- Class 2, Franklin Small
     Cap Fund -- Class 2, FTVIP Mutual Shares
     Securities Fund -- Class 2, FTVIP Templeton
     Developing Markets Securities Fund -- Class 2           Both                Both                   Editing             275
------------------------------------------------------------------------------------------------------------------------------------
17   On the Investment Options page for Advisor only,
     we need to add LIT after all Van Kampen funds.
     All three should start with Van Kampen LIT              CD Rom only         Advisor Only           Editing             125
------------------------------------------------------------------------------------------------------------------------------------
18   In Investment Objectives we need to remove the
     last sentence in the AIM V.I. Premier Equity Fund.
     The sentence refers to the name change in May 1,
     2002.                                                   Both                Both                   Editing             125
------------------------------------------------------------------------------------------------------------------------------------
19   In Investment Objectives we need to add FTVIP
     in front of Franklin Small Cap fund.                    Both                Both                   Editing             125
------------------------------------------------------------------------------------------------------------------------------------
20   In Investment Objectives within Janus
     International Growth fund remove the -- in
     circumstances.                                          Both                Both                   Editing              75
------------------------------------------------------------------------------------------------------------------------------------
21   In Investment Objectives, Oppenheimer Capital
     Appreciation remove the -- in companies, also
     correct the word manager, currently says
     manger.                                                 Both                Both                   Editing             125
------------------------------------------------------------------------------------------------------------------------------------
22   In portfolio builder, Putnam VT Growth and
     Income should be listed as Putnam VT Growth
     & Income, this is the legal name of the fund.
     This needs to be correct on the CD we will
     request the change to the CD in the spread sheet.       CD Rom only         Both                   Editing              75
------------------------------------------------------------------------------------------------------------------------------------

                                                                                 CHANGE APPLIES TO
                                                             CHANGE APPLIES TO   ACHIEVER/CLASSIC,                       ESTIMATE
    REQUESTED CHANGE                                         WEB, CD OR BOTH     ADVISOR, BOTH          TYPE OF CHANGE   TO COMPLETE
    ----------------                                         -----------------   -----------------      --------------   -----------
------------------------------------------------------------------------------------------------------------------------------------
     TOTAL FOR REQUIRED                                                                                                   $9,450.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     GRAND TOTAL FOR EVERYTHING IN THIS SPREADSHEET.                             5000 CD's X $1.25       $6,250          $12,750.00
                                                                                 each CD set up            $200           $6,250.00
                                                                                 $100 X2                                    $200.00
                                                                                                                             19,200
------------------------------------------------------------------------------------------------------------------------------------